Exhibit 10.2

Registration Rights Agreement
Dated As of April 18, 2006
between
Medtronic, Inc.
and
Banc of America Securities LLC
and
Morgan Stanley & Co. Incorporated

REGISTRATION RIGHTS AGREEMENT
          This Registration Rights Agreement (the “Agreement”) is made and entered into this 18th day of April, 2006, among Medtronic, Inc., a Minnesota corporation (the “Company”), and Banc of America Securities LLC (“Banc of America”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley”), acting on behalf of the several parties named in Schedule A to the Purchase Agreement (as defined below) (collectively, the “Initial Purchasers”).
          This Agreement is made pursuant to the Purchase Agreement, dated April 12, 2006, among the Company and Banc of America and Morgan Stanley, as representatives for the Initial Purchasers (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of (i) $2,200,000,000 aggregate principal amount of the Company’s 1.50% Convertible Senior Notes due 2011 (the “2011 Notes”) and (ii) $2,200,000,000 aggregate principal amount of the Company’s 1.625% Convertible Senior Notes due 2013 (the “2013 Notes,” and together with the 2011 Notes, the “Notes”. The Notes together with the shares of Common Stock (as defined below) into which the Notes are convertible are referred to herein as the “Securities”). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.
     In consideration of the foregoing, the parties hereto agree as follows:
1. Definitions.
          As used in this Agreement, the following capitalized defined terms shall have the following meanings:
          “1933 Act” shall mean the Securities Act of 1933, as amended.
          “1934 Act” shall mean the Securities Exchange Act of l934, as amended.
          “1939 Act” shall mean the Trust Indenture Act of 1939, as amended.
          “Automatic Shelf Registration Statement” shall have the meaning set forth in Rule 405 of the 1933 Act.
          “Business Day” shall mean any calendar day on which the New York Stock Exchange, Nasdaq and Securities and Exchange Commission are open for trading or business, as the case may be.
          “Closing Date” shall have the meaning given to it in the Purchase Agreement.
          “Common Stock” shall mean any shares of common stock, $0.10 par value, of the Company and any other shares of common stock as may constitute “Common Stock” for purposes of the Indentures.
          “Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

          “Depositary” shall mean The Depository Trust Company and its successors or assigns, or any other depositary appointed by the Company, provided, however, that such appointed depositary must have an address in the Borough of Manhattan, in the City of New York, unless no such depositary is available.
          “Effectiveness Period” shall have the meaning set forth in Section 2.1(b).
          “Final Memorandum” shall mean the final offering memorandum dated April 12, 2006.
          “Free Writing Prospectus” shall have the meaning set forth in Rule 405 of the 1933 Act.
          “Holder” shall mean any Initial Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indentures.
          “Indentures” shall mean, collectively, the Indenture relating to the 2011 Notes, dated as of the date hereof, between the Company and Wells Fargo Bank, N.A., as Trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof, and the Indenture relating to the 2013 Notes, dated as of the date hereof, between the Company and Wells Fargo Bank, N.A., as Trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.
          “Initial Purchasers” shall have the meaning set forth in the preamble.
          “Issuer Free Writing Prospectus” shall have the meaning set forth in Rule 433 of the 1933 Act.
          “Liquidated Damages” shall have the meaning set forth in Section 2.4.
          “Majority Holders” shall mean Holders holding over 50% of the aggregate principal amount of the Notes outstanding; provided that, for the purpose of this definition, a holder of shares of Common Stock into which the Notes were converted shall be deemed to hold an aggregate principal amount of the Notes (in addition to the principal amount of Notes held by such holder) equal to the product of (A) the quotient of (x) the number of such shares of Common Stock held by such holder and (y) the conversion rate (as expressed in the number of shares of Common Stock issuable per $1,000 principal amount of the Notes) in effect at the time of the conversion of the Notes into such shares of Common Stock as determined in accordance with the Indenture and (B) $1,000; provided, that whenever the consent or approval of the Majority Holders or of a specified percentage of the Holders of Registrable Securities is required hereunder, Notes, or Common Stock into which the Notes were converted, held by the Company or any Affiliate (as defined in the Indentures) of the Company shall be disregarded in determining whether such consent or approval was given by the Majority Holders or such specified percentage of the Holders of Registrable Securities.

          “Person” shall mean an individual, partnership (general or limited), corporation, limited liability company, trust, unincorporated organization or other entity, or a government or agency or political subdivision thereof.
          “Prospectus” shall mean the prospectus relating to the Securities included in a Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all materials incorporated by reference therein.
          “Purchase Agreement” shall have the meaning set forth in the preamble.
          “Registrable Securities” shall mean all or any of the Securities; provided, however, that any such Securities shall cease to be Registrable Securities when (i) a Shelf Registration Statement with respect to such Securities shall have become effective under the 1933 Act and such Securities shall have been sold or transferred pursuant to such Shelf Registration Statement, (ii) such Securities have been or may be sold or transferred to the public pursuant to Rule 144 (or any similar provision then in force, including Rule 144(k)) under the 1933 Act, or (iii) such Securities shall have ceased to be outstanding.
          “Registration Default” shall have the meaning set forth in Section 2.4.
          “Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. (the “NASD”) registration and filing fees, including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained by any holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Registrable Securities and any filings with the NASD), (iii) all expenses of the Company in preparing or assisting in preparing, word processing, printing and distributing any Shelf Registration Statement, any Prospectus, any amendments or supplements thereto, any securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (v) all rating agency fees, if any (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, (vii) the reasonable fees and expenses of the Trustee, and any escrow agent or custodian, (viii) the reasonable fees and expenses (not to exceed $10,000) of a single counsel to the Holders in connection with the Shelf Registration Statement, which counsel shall be selected by the Majority Holders, and (ix) any fees and expenses of any special experts retained by the Company in connection with any Shelf Registration Statement, but excluding any underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder and, except as provided under clause (viii) above, all expenses and fees for all counsel and other professionals representing the Holders.
          “SEC” shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.
          “Securities” shall have the meaning set forth in the preamble.
          “Shelf Effectiveness Deadline” shall have the meaning set forth in Section 2.1(a).
          “Shelf Registration” shall mean a registration effected pursuant to Section 2.1.
          “Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2.1 of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein; provided, however, that a registration statement shall not be deemed a Shelf Registration Statement until such time as it includes a Prospectus relating to the Securities.
          “Suspension Period” shall have the meaning set forth in Section 2.5.
          “Trustee” shall mean the trustee with respect to the Securities under the Indentures.
          “Underwriter” shall mean an underwriter, as defined in the 1933 Act and the rules and regulations thereunder, of the Securities in connection with an offering thereof under a Shelf Registration Statement.
          “Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 of the 1933 Act.
2. Registration Under the 1933 Act.
          2.1 Shelf Registration.
     (a) The Company shall, at its cost, file with the SEC, and use its reasonable efforts to cause to become effective, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders that have provided the Questionnaire and the other information pursuant to Section 2.1(c), no later than 270 days after the Closing Date (the “Shelf Effectiveness Deadline”). If the Company is a Well-Known Seasoned Issuer at the time of filing the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Company as an Automatic Shelf Registration Statement.

     (b) The Company shall, at its cost, use its reasonable efforts, subject to Section 2.5, to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders until such time as all of the Securities cease to be Registrable Securities (the “Effectiveness Period”).
     (c) Notwithstanding any other provision hereof, no Holder of Registrable Securities may include any of its Registrable Securities in the Shelf Registration Statement pursuant to this Agreement unless the Holder furnishes to the Company a fully completed notice and questionnaire in the form attached as Annex A to the Final Memorandum (the “Questionnaire”) and such other information in writing as the Company may reasonably request in writing for use in connection with the Shelf Registration Statement or Prospectus included therein and in any application to be filed with or under state securities laws. At least 30 days prior to the filing of the Shelf Registration Statement, the Company will provide notice to the Holders of its intention to file the Shelf Registration Statement; provided, however that if the Company elects to register the Registrable Securities pursuant to a Prospectus to a Shelf Registration Statement that has already been declared effective, the Company will provide notice to the Holders of its intention to file the initial Prospectus at least 30 days prior to such filing. In order to be named as a selling securityholder in the Shelf Registration Statement or Prospectus at the time of effectiveness of the Shelf Registration Statement or such Prospectus, as applicable, each Holder must no later than 20 days following notice by the Company of such filing, furnish in writing the completed Questionnaire and such other information that the Company may reasonably request in writing, if any, to the Company and the Company will include the information from the completed Questionnaire and such other information, if any, in the Shelf Registration Statement and the Prospectus, as necessary and in a manner, so that upon effectiveness of the Shelf Registration Statement the Holder will be permitted to deliver the Prospectus to purchasers of the Holder’s Registrable Securities. From and after the date that the Shelf Registration Statement becomes effective, upon receipt of a completed Questionnaire and such other information that the Company may reasonably request in writing, if any, the Company will use its reasonable efforts to file any amendments or supplements to the Shelf Registration Statement necessary for such Holder to be named as a selling securityholder in the Prospectus contained therein to permit such Holder to deliver the Prospectus to purchasers of the Holder’s Securities (subject to the Company’s right to suspend the Shelf Registration Statement as described in Section 2.5 below). Holders that do not deliver a completed written Questionnaire and such other information, as provided for in this Section 2.1(c), will not be named as selling securityholders in the Prospectus. Each Holder named as a selling securityholder in the Prospectus agrees to promptly furnish to the Company in writing all information required to be disclosed in order to make information previously furnished to the Company by the Holder not materially misleading and any other information regarding such Holder and the distribution of such Holder’s Registrable Securities as the Company may from time to time reasonably request in writing.
     (d) Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus it will do so only in accordance with Section 2.1(c) and subject to Section 2.5. Each Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement without delivering, or causing to be delivered, a Prospectus to the purchaser thereof and, following termination of the Effectiveness Period, to notify the Company, within ten days of a written request by the Company, of the amount of Registrable Securities sold pursuant to the Shelf Registration Statement and, in the absence of a response within such period, the Company may assume that all of such Holder’s Registrable Securities have been so sold.
     (e) The Company agrees that, unless it obtains the prior consent of the Holders of a majority of the Registrable Securities that are registered under the Shelf Registration Statement at such time or the consent of the managing underwriters in connection with any underwritten offering of Registrable Securities, and each Holder agrees that, unless it obtains the prior written consent of the Company and any such underwriters, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a Free Writing Prospectus required to be filed with the SEC. The Company represents that any Issuer Free Writing Prospectus prepared by it or authorized by it in writing for use by such Holder will not include any information that conflicts with the information contained in the Shelf Registration Statement or the Prospectus and, any such Issuer Free Writing Prospectus, when taken together with the information in the Shelf Registration Statement and the Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
          The Company agrees to supplement or amend the Shelf Registration Statement if required by the 1933 Act or the rules and regulations thereunder or by the instructions applicable to the registration form used by the Company, or to the extent the Company does not reasonably object, as reasonably requested by the Initial Purchasers with respect to information relating to such Initial Purchasers or by the Trustee on behalf of the Holders covered by such Shelf Registration Statement with respect to information relating to such Holders, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its is used or filed with the SEC.
     2.2 Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1. Each Holder shall pay all underwriting discounts and commissions, agency fees, brokers commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

     2.3 Effectiveness. After a Shelf Registration Statement is effective, if the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Shelf Registration Statement may legally resume.
     2.4 Interest. In the event that (a) a Shelf Registration Statement has not become effective by the Shelf Effectiveness Deadline, (b) after the Shelf Registration Statement has become effective, subject to Section 2.5, the Shelf Registration Statement fails to be effective or usable by the Holders without being succeeded within seven business days by a post-effective amendment or a report filed with the SEC pursuant to the 1934 Act that cures the failure to be effective or usable or (c) the Shelf Registration Statement is unusable by the Holders for any reason, and the number of days for which the Shelf Registration Statement shall not be usable exceeds any Suspension Period permitted by Section 2.5 hereunder (each such event being a “Registration Default”), additional interest, as liquidated damages (“Liquidated Damages”), will accrue at a rate per annum of 0.125% of the principal amount of the Notes then remaining for the first 90-day period from the day following the Registration Default, and thereafter at a rate per annum of 0.25% of the principal amount of the Notes then remaining; provided that, in no event shall Liquidated Damages accrue at a rate per annum exceeding 0.25% of the principal amount of the Notes then remaining; provided further that no Liquidated Damages shall accrue after the second anniversary of the Closing Date; provided further that Liquidated Damages shall not accrue under clause (b) and (c) above with respect to any Holder that (x) does not submit a properly completed Questionnaire and other information, if any, requested pursuant to Section 2.1(c) above, and (y) is not named as a selling securityholder in the Shelf Registration Statement. Notwithstanding the foregoing, in no event will Liquidated Damages be payable in connection with a Registration Default relating to a failure to register the Common Stock into which the Notes are convertible; for the avoidance of doubt, if none of the Securities are registered then Liquidated Damages only will be payable in connection with the Registration Default relating to the failure to register the Notes. Upon the cure of all Registration Defaults then continuing, the accrual of Liquidated Damages will automatically cease and the interest rate borne by the Securities will revert to the original interest rate at such time. Liquidated Damages shall be computed based on the actual number of days elapsed in each 90-day period in which the Shelf Registration Statement is not effective or is unusable. Holders who have converted Securities into Common Stock will not be entitled to receive any Liquidated Damages with respect to such Common Stock or the principal amount of the Notes converted.
          The Trustee shall be entitled, but shall not be obligated, on behalf of the Holders of Registrable Securities, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Liquidated Damages. Notwithstanding the foregoing, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude a Holder of Registrable Securities from pursuing or obtaining specific performance or equitable relief with regard to this Agreement. Each obligation to pay Liquidated Damages shall be deemed to accrue from and including the day following the Registration Default to but excluding the day on which the Registration Default is cured.
          A Registration Default under clause (a) above shall be cured on the date that the Shelf Registration Statement becomes effective. A Registration Default under clauses (b) or (c) above shall be cured on the date an amended Shelf Registration Statement becomes effective or the Company otherwise declares the Shelf Registration Statement and the Prospectus useable, as applicable.
          The parties agree that the Liquidated Damages provided for in this Section 2.4 constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities and do not constitute a penalty.
     2.5 Suspension. Notwithstanding any other provision hereof, the Company may suspend the use of any Prospectus, without incurring or accruing any obligation to pay Liquidated Damages pursuant to Section 2.4, for a period not to exceed 90 consecutive calendar days or an aggregate of 120 calendar days in any twelve-month period (each, a “Suspension Period”), if the Company shall have determined in good faith that because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including without limitation plans for a registered public offering, an acquisition or other proposed or pending corporate developments and similar events or because of filings with the SEC, it is in the best interests of the Company to suspend such use, and prior to suspending such use the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension. Each Holder shall keep confidential any communications received by it from the Company regarding the suspension of the use of the Prospectus (including, without limitation, the fact of the suspension), except as required by applicable law.
3. Registration Procedures.
          In connection with the obligations of the Company with respect to the Shelf Registration, the Company shall:
     (a) at a reasonable time prior to filing the Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to the Shelf Registration Statement or amendment or supplement to such Prospectus (other than amendments and supplements that do nothing more than name Holders and provide information with respect thereto), furnish to Banc of America and Morgan Stanley as representatives of the Initial Purchasers and one special counsel to the Initial Purchasers copies of all such documents proposed to be filed and use its reasonable efforts to reflect in each such document when so filed with the SEC such comments as the Initial Purchasers and such special counsel to the Initial Purchasers reasonably shall propose within three (3) Business Days of the delivery of such copies to the Initial Purchasers and counsel to the Initial Purchasers. In addition, if any Holder that has provided the Questionnaire and the other information required by Section 2.1(c) shall so request in writing, a reasonable time prior to filing any such documents, the Company shall furnish to such Holder copies of all such documents proposed to be filed and use its reasonable efforts to reflect in each such document when so filed with the SEC such comments as such Holder reasonably shall propose within three (3) Business Days of the delivery of such copies to such Holder;
     (b) prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary under applicable law to keep the Shelf Registration Statement effective for the Effectiveness Period, subject to Section 2.5; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed in compliance with Rule 424 (or any similar provision then in force) under the 1933 Act and use reasonable efforts to comply during the Effectiveness Period with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder required to enable the disposition of all Registrable Securities covered by the Shelf Registration Statement in accordance with the intended method or methods of distribution (as provided to the Company in the Questionnaires) by the selling Holders thereof;
     (c) (i) notify each Holder of Registrable Securities of the filing of a Shelf Registration Statement or any post-effective amendment to a Shelf Registration Statement and of when any such Shelf Registration Statement or any post-effective amendment to a Shelf Registration Statement has become effective; (ii) during the Effectiveness Period, furnish to each Holder of Registrable Securities that has provided the Questionnaires and the information required by Section 2.1(c) and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request in writing, including financial statements and schedules and, if such Holder so requests, all exhibits thereto in connection with the sale or other disposition of the Registrable Securities; and (iii) subject to Section 2.5 and to any notice by the Company in accordance with Section 3(e) of the existence of any fact of the kind described in Sections 3(e)(i), (ii), (iii), (iv) and (v), hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities that has provided the Questionnaire and the other information required by Section 2.1(c) in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein;
     (d) use reasonable efforts to register or qualify or cooperate with the Holders in connection with the registration or qualification (or exemption from such registration or qualification) of the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Shelf Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;
     (e) notify as promptly as reasonably practicable each Holder of Registrable Securities under a Shelf Registration that has provided the Questionnaire and the other information required by Section 2.1(c) and, if requested by such Holder, confirm such advice in writing promptly (i) of any request, following the effectiveness of the Shelf Registration Statement under the 1933 Act, by the SEC or any state securities authority for post-effective amendments and supplements to a Shelf Registration Statement and Prospectus or for additional information after the Shelf Registration Statement has become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose, (iii) of the occurrence (but not the nature of or details concerning) of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading, (provided, however, that no notice by the Company shall be required pursuant to this clause (iii) in the event that the Company either promptly files a Prospectus supplement to update the Prospectus or a Form 8-K or other appropriate 1934 Act report that is incorporated by reference into the Shelf Registration Statement, which, in either case, contains the requisite information that results in such Shelf Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein not misleading), (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of any determination by the Company that a post-effective amendment to such Shelf Registration Statement would be required by applicable law;
     (f) as promptly as reasonably practicable furnish to Banc of America and Morgan Stanley as representatives of the Initial Purchasers and one special counsel to the Initial Purchasers on behalf of the Holders (i) copies of any comment letters received from the SEC with respect to a Shelf Registration Statement or any documents incorporated therein and (ii) any other request by the SEC or any state securities authority for amendments or supplements to a Shelf Registration Statement and Prospectus or for additional information with respect to the Shelf Registration Statement and Prospectus;
     (g) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Shelf Registration Statement at the earliest practicable moment or, if any such order or suspension is made effective during any Suspension Period, at the earliest practicable moment after the Suspension Period;
     (h) upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(i), (ii), (iii), (iv) and (v), as promptly as practicable after the occurrence of such an event, use reasonable efforts to prepare a supplement or post-

effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder that has provided the Questionnaire and the other information required by Section 2.1(c) of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;
     (i) (i) use reasonable efforts to cause the Indentures to be qualified under the 1939 Act in connection with the registration of the Registrable Securities, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indentures as may be required for the Indentures to be so qualified in accordance with the terms of the 1939 Act, and (iii) execute, and use reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indentures to be so qualified in a timely manner;
     (j) enter into such customary agreements (on terms reasonably acceptable to the Company) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of the Registrable Securities by the Holders thereof, including, but not limited to:
     (i) obtaining opinions of counsel to the Company and updates thereof addressed to each selling Holder and the underwriters, if any, covering the matters set forth in the opinion of counsel to the Company delivered at the Closing Date;
     (ii) obtaining “comfort” letters and updates thereof from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Shelf Registration Statement) addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Registrable Securities (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters substantially in the form and covering the matters covered in the comfort letter delivered on the Closing Date;
     (iii) if an underwriting agreement is entered into, causing the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and
     (iv) delivering such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Registrable Securities being sold and the managing underwriters, if any.
The above shall be done only in connection with any underwritten offering of Registrable Securities using such Shelf Registration Statement pursuant to an underwriting or similar agreement as and to the extent required thereunder, and as reasonably requested by any of the parties thereto; provided, however, that in no event will an underwritten offering of Registrable Securities be made without the prior written agreement of the Company;
     (k) if reasonably requested in connection with a disposition of Registrable Securities, make reasonably available for inspection during normal business hours by representatives of the Holders of the Registrable Securities, any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by any of the foregoing, all relevant financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and cause the appropriate officers, directors and designated employees of the Company to make reasonably available for inspection during normal business hours all relevant information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Shelf Registration Statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers, in each case as is customary for “due diligence” investigations; provided that such persons shall first agree in writing with the Company that any information that is reasonably designated by the Company as confidential at the time of delivery shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement and such person shall not engage in trading any securities of the Company until such material non-public information becomes properly publicly available, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquires of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Shelf Registration Statement or the use of any Prospectus referred to in this Agreement upon a customary opinion of counsel for such persons delivered and reasonably satisfactory to the Company), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person, or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement or confidentiality obligations or duties; provided further, that, the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Holders and the other parties entitled thereto by special counsel to the Holders;

The above shall be done only in connection with any underwritten offering of Registrable Securities using such Shelf Registration Statement pursuant to an underwriting or similar agreement as and to the extent required thereunder, and as reasonably requested by any of the parties thereto;
     (l) use its commercially reasonable efforts to cause all Registrable Securities to be listed on any securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed if requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;
     (m) make generally available to its security holders, as soon as reasonably practicable, earning statements covering at least 12 months (which need not be audited) satisfying the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and
     (n) make a reasonable effort to provide such information as is required for any filings required to be made with the National Association of Securities Dealers, Inc.
          Without limiting the provisions of Section 2.1(c), the Company may (as a condition to such Holder’s participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing. Each Holder agrees promptly to furnish to the Company in writing all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading, any other information regarding such Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Prospectus or Shelf Registration Statement under applicable law or pursuant to SEC comments and any information otherwise reasonably required by the Company to comply with applicable law or regulations.
          Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(i), (ii), (iii), (iv) and (v), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus included in the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(h) or written notice from the Company that the Shelf Registration Statement is again effective and no amendment or supplement is needed, and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice.
          If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be acceptable to the Company. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
4. Indemnification; Contribution.
      (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Initial Purchaser, each Holder who provided the Questionnaire and the other information to the Company in accordance with Section 2.1(c), each Underwriter and each of their respective directors, officers and employees and agents and each Person, if any, who controls such Initial Purchaser, Holder or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each of the foregoing is referred to herein as an “indemnified party”) (i) against any loss, claim, damage, liability or expense, as incurred, to which such indemnified party may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (x) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (y) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (z) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus prepared by it or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(e) below) any such settlement is effected with the written consent of the Company; and (iii) against any and all reasonable out-of-pocket expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above; and to reimburse each indemnified party for any and all expenses (including the fees and disbursements of counsel chosen by the indemnified parties) as such expenses are reasonably incurred by such indemnified party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any indemnified party expressly for use in the Shelf Registration Statement (or any amendment or supplement thereto), any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 4(a) shall be in addition to any liabilities that the Company may otherwise have.
     (b) Indemnification by the Holders. Each Holder who has provided the Questionnaire and the other information to the Company in accordance with Section 2.1(c), severally, but not jointly, agrees to indemnify and hold harmless the Company, each Initial Purchaser, each Underwriter and the other selling Holders who have provided the Questionnaire and the other information to the Company in accordance with Section 2.1(c), and each of their respective directors, officers, employees and agents and each Person, if any, who controls the Company, any Initial Purchaser, any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto), any preliminary prospectus or the Prospectus included therein (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by or on behalf of such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto), such preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto).
     (c) Indemnification by the Initial Purchasers. Each Initial Purchaser, severally, but not jointly, agrees to indemnify and hold harmless the Company, the Holders who have provided the Questionnaire and the other information to the Company in accordance with Section 2.1(c), and each of their respective directors, officers, employees and agents, and each Person, if any, who controls the Company or any such Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto), any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers expressly for use in the Shelf Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto).
     (d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 4, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (1) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (2) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
     (e) Settlements. The indemnifying party under this Section 4 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 4(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (f) If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders and the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative fault of the indemnifying parties on the one hand and the indemnified parties and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Holders or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company, the Holders and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any reasonable out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 4, no Initial Purchaser or Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Securities sold by such Initial Purchaser or Holder exceeds the amount of any damages which such Initial Purchaser or Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
     No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 4, each director, officer, employee and agent of any Initial Purchaser or Holder, or each Person, if any, who controls any Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director, officer, employee or agent of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.
5. Miscellaneous.
     5.1 No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement with respect to its securities which conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. The rights granted to the Holders hereunder do not for the term of this Agreement conflict with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.
     5.2 Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Sections 2.4 and 4 hereof shall be effective as against any Holder of Registered Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Section 5.2 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Initial Purchasers and each Holder, except that any provision of this Section 5.2 which provides that an amendment to this Agreement may be made upon the written consent of the Majority Holders may itself be amended, qualified, modified or supplemented, and waivers or consents to departures from any such provision may be given if the Company obtains the written consent of the Majority Holders. Notwithstanding the foregoing (except the foregoing provisos), (i) a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of the Registrable Securities being sold rather than registered under such Shelf Registration Statement and (ii) this Agreement may be amended by a written agreement between the Company and Banc of America and Morgan Stanley, on behalf of the Initial Purchasers, without the consent of the Holders of the Registrable Securities, in order to cure any ambiguity or to correct or supplement any provision contained herein, provided that no such amendment shall adversely affect the interest of the Holders of Registrable Securities. Each Holder of Registrable Securities outstanding at the time of any amendment, modification, waiver or consent pursuant to this Section 5.2, shall be bound by such amendment, modification, waiver or consent, whether or not any notice or writing indicating such amendment, modification, waiver or consent is delivered to such Holder.
     5.3 Notices. All notices, consents and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, facsimile, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company in a Questionnaire or by means of a notice given in accordance with the provisions of this Section 5.3, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company, initially at the Company’s address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.3.
          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if sent by facsimile; and on the next business day if timely delivered to an overnight courier.
          Copies of all such notices, demands, or other communications to any Holder shall be deemed to have been duly given, if such notice has been duly given to the Trustee under the Indentures, at the address specified in such Indentures.
     5.4 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that, nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indentures. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

     5.5 Third Party Beneficiaries. Each Initial Purchaser (even if such Initial Purchaser is not a Holder of Registrable Securities) shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.
     5.6 Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2.1 may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it may not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Initial Purchaser or any Holder may seek such relief as may be required to specifically enforce the Company’s obligations under Sections 2.1.
     5.7 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     5.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     5.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.
     5.10 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
     5.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Medtronic, Inc.
By:	/s/ Gary L. Ellis
Name: Gary L. Ellis
Title: Senior Vice President and Chief Financial Officer

Confirmed and accepted as
of the date first above
written:

BANC OF AMERICA SECURITIES LLC

By:	/s/ [ILLEGIBLE]

Name:
Title:

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Trevor R. Burgess

Name: Trevor R. Burgess
Title: Executive Director

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